Exhibit 99.1

  Cash America Announces a 25% Increase in First Quarter Net Income
                        and Declares Dividend

    FORT WORTH, Texas--(BUSINESS WIRE)--April 26, 2007--Cash America International, Inc. (NYSE: CSH) announced today that net income for the first quarter ended March 31, 2007 increased 25% to $19,234,000 (63 cents per share) compared to $15,388,000 (51 cents per share) for the same period in 2006. Earnings per share for the first three months of 2007 were at the upper end of the Company's expectations published in January 2007 of between 60 and 64 cents per share. The increase in earnings was largely due to a significant increase in revenue from cash advance loans, which contributed to a 37% increase in consolidated total revenue for the first quarter of 2007 compared to the same period in 2006.

    Total revenue reached $222.9 million for the three-month period ended March 31, 2007. Revenue from the Company's cash advance product more than doubled to $78.5 million, due primarily to higher levels of assets outstanding and the addition of the Company's online cash advance product through CashNetUSA that was acquired in the third quarter of 2006. Revenue from the Company's other core business activities also rose significantly as service charges and fees on pawn loans rose 10% to $38.4 million and revenue from the sale of merchandise increased 15% to $100.2 million in year-over-year first quarter comparisons.

    Driving the growth in cash advance fees was a 107% increase in consolidated cash advances written by the Company and third-party lenders during the 2007 period, compared to the first quarter of 2006. This growth in cash advances written was enhanced by the growth of CashNetUSA which expanded into new markets in late 2006 and early 2007. In addition, the Company's bricks and mortar lending locations also posted increases in loan volumes. The Company's revenue from service charges on pawn loans increased on the strength of higher pawn loan balances outstanding during the quarter and a 6% increase in pawn loans written during the quarter, compared to the prior year period. Pawn loan balances outstanding finished the first quarter of 2007 up 9% from the same date in 2006. Consolidated same store net revenue was up 8.6% for the three month period in 2007 versus the same period in 2006.

    Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, "The robust growth in revenue from cash advance activities in the first quarter of 2007 was largely the result of a significant influx of new customers into our portfolio and a tripling of loans receivable within the cash advance business segment, compared to the end of the first quarter in 2006. New customers typically bring higher levels of bad debt expense as new customers have historically represented a higher risk loan with greater delinquency rates. During the period, we increased our provision expense for loan losses accordingly. After absorbing these expenses, the Company generated a 29% increase in income from operations in the first quarter of 2007 compared to the same period in 2006." He added, "We emerge from the quarter with a larger platform of new customers and higher levels of income producing assets after absorbing the customer acquisition economics."

    Cash America will host a conference call to discuss the first quarter results on Thursday, April 26th at 3:45 PM CDT. A live web cast of the call will be available on the Investor Relations section of the Company's corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company's web site for 90 days following the conference call.

    Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid to shareholders of record on May 9, 2007, and will be paid at the close of business on May 23, 2007.

    Outlook for the Second Quarter of 2007 and Related Fiscal Year

    Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and short-term cash advances. Other elements expected to affect the growth in revenue include the ongoing maturation of the 237 gross additional pawn and cash advance locations opened or acquired during the last 36 months, the regulatory governance of loan products and the development and profitable growth of the Company's online distribution channel for cash advance products. As it enters the second quarter of 2007, management anticipates that demand for the Company's products will remain strong. Based on its views and on the preceding factors management expects that the second quarter 2007 net income per share will be between 38 and 42 cents per share compared to 31 cents per share in the second quarter 2006, which excludes an after tax gain of 5 cents per share. The gain in the second quarter of 2006 was from the early termination of a store lease, representing approximately $2.2 million before taxes.

    Expectations for the remainder of fiscal 2007 will be impacted by earning asset levels in later periods based on customer demand for credit products. At this time, management confirms its previously announced expectation for the full year 2007 earnings per share of between $2.45 and $2.55 compared to $1.95 per share in fiscal 2006, which excludes the previously discussed after-tax gain of 5 cents per share in the second quarter 2006.

    Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 925 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 489 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 296 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered to customers via the Internet distribution channel of CashNetUSA located at www.cashnetusa.com. In addition, check cashing services are provided through its 140 franchised and Company-owned "Mr. Payroll" check cashing centers. For additional information, visit the Company's website located at www.cashamerica.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the "Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, the ability to successfully integrate newly acquired businesses into the Company's operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes," "estimates," "plans," "expects," "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
           HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
                (in thousands, except per share data)

                                                Three Months Ended
                                                      March 31,
                                             -------------------------
                                               2007            2006
                                             ----------      ---------

Consolidated Operations:
  Total revenue                               $222,867       $162,955
  Net revenue                                 $160,942       $110,213
  Total operating expenses                    $126,944        $83,914

  Income from operations                       $33,998        $26,299

  Income before income taxes                   $30,712        $24,306

  Net Income                                   $19,234        $15,388

  Earnings per share:
    Basic                                        $0.64          $0.52
    Diluted                                      $0.63          $0.51

  Weighted average shares:
    Basic                                       29,873         29,514
    Diluted                                     30,602         30,385




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                           March 31,      December 31,
                                      ------------------- ------------
                                        2007      2006       2006
                                      --------- --------- ------------
                                          (Unaudited)
Assets

Current assets:
  Cash and cash equivalents            $25,728   $16,667      $25,723
  Pawn loans                           112,009   103,031      127,384
  Cash advances, net                    67,384    29,704       79,975
  Merchandise held for disposition,
   net                                  80,798    65,594       87,060
  Finance and service charges
   receivable                           22,338    19,140       25,377
  Other receivables and prepaid
   expenses                             19,058    15,533       16,128
  Deferred tax assets                   17,609     9,142       16,324
                                      --------- ---------    ---------

    Total current assets               344,924   258,811      377,971

Property and equipment, net            124,752    97,173      119,261
Goodwill                               238,836   175,596      238,499
Intangible assets, net                  26,564    22,754       27,477
Other assets                            12,810    11,234       13,036
                                      --------- ---------    ---------

    Total assets                      $747,886  $565,568     $776,244
                                      ========= =========    =========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued
   expenses                            $57,169   $34,246      $91,217
  Customer deposits                      8,358     7,295        7,464
  Income taxes currently payable        12,000     6,324        2,691
  Current portion of long-term debt     16,786    16,786       16,786
                                      --------- ---------    ---------

    Total current liabilities           94,313    64,651      118,158

Deferred tax liabilities                13,483    10,853       12,770
Other liabilities                        1,573     1,606        1,625
Long-term debt                         181,330    92,270      202,963
                                      --------- ---------    ---------

    Total liabilities                  290,699   169,380      335,516
                                      --------- ---------    ---------

Stockholders' equity:
  Common stock, 30,235,164 shares
   issued                                3,024     3,024        3,024
  Additional paid-in capital           161,858   157,750      161,683
  Retained earnings                    306,157   244,630      287,962
  Accumulated other comprehensive
   income                                    9        34           20
  Notes receivable secured by common
   stock                                   (18)     (382)         (18)
  Treasury shares, at cost             (13,843)   (8,868)     (11,943)
                                      --------- ---------    ---------

    Total stockholders' equity         457,187   396,188      440,728
                                      --------- ---------    ---------

      Total liabilities and
       stockholders' equity           $747,886  $565,568     $776,244
                                      ========= =========    =========




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   ---------- --------
                                                       (Unaudited)

Revenue
  Finance and service charges                        $38,431  $35,055
  Proceeds from disposition of merchandise           100,168   87,124
  Cash advance fees                                   78,516   35,439
  Check cashing fees, royalties and other              5,752    5,337
                                                   ---------- --------

Total Revenue                                        222,867  162,955

Cost of Revenue
  Disposed merchandise                                61,925   52,742
                                                   ---------- --------

Net Revenue                                          160,942  110,213
                                                   ---------- --------

Expenses
  Operations                                          72,367   59,273
  Cash advance loss provision                         32,748    4,437
  Administration                                      14,295   13,851
  Depreciation and amortization                        7,534    6,353
                                                   ---------- --------

Total Expenses                                       126,944   83,914
                                                   ---------- --------

Income from Operations                                33,998   26,299

  Interest expense                                    (3,748)  (2,436)
  Interest income                                        418      378
  Foreign currency transaction gain                       44       65
                                                   ---------- --------

Income before Income Taxes                            30,712   24,306
  Provision for income taxes                          11,478    8,918
                                                   ---------- --------

Net Income                                           $19,234  $15,388
                                                   ========== ========

Net Income Per Share:

  Basic                                                $0.64    $0.52
  Diluted                                              $0.63    $0.51

Weighted average common shares outstanding:

  Basic                                               29,873   29,514
  Diluted                                             30,602   30,385

Dividends declared per common share                   $0.035   $0.025




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     FINANCIAL AND OPERATING DATA
               ($ in thousands unless otherwise noted)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------

PAWN LENDING OPERATIONS:
Pawn loans
  Annualized yield on pawn loans                     131.8 %   132.4 %
  Total amount of pawn loans written and renewed   $110,622  $103,927
  Average pawn loan balance outstanding            $118,242  $107,354
  Average pawn loan balance per average location
   in operation                                        $248      $235
  Ending pawn loan balance per location in
   operation                                           $235      $225
  Average pawn loan amount at end of period (not
   in thousands)                                       $106       $95
  Profit margin on disposition of merchandise as a
   percentage of proceeds from disposition of
   merchandise                                        38.2 %    39.5 %
  Average annualized merchandise turnover              3.0x      3.1x
  Average balance of merchandise held for
   disposition per average location in operation       $178      $153
  Ending balance of merchandise held for
   disposition per location in operation               $169      $143
  Pawnshop locations in operation -
    Beginning of period, owned                          475       456
      Acquired                                            1         2
      Start-ups                                           1         1
      Combined or closed                                  -        (1)
                                                   --------- ---------
    End of period, owned                                477       458
    Franchise locations at end of period                 12        10
                                                   --------- ---------
    Total pawnshop locations at end of period           489       468
                                                   ========= =========
    Average number of owned pawnshop locations in
     operation                                          477       457
                                                   ========= =========

Cash advances (a)
  Pawn locations offering cash advances at end of
   year                                                 426       431
  Average number of pawn locations offering cash
   advances                                             425       433

  Amount of cash advances written at pawn
   locations:
    Funded by the Company                           $15,486   $14,309
    Funded by third-party lenders (b) (d)            44,985    44,704
                                                   --------- ---------
  Aggregate amount of cash advances written at
   pawn locations (b) (f)                           $60,471   $59,013
                                                   ========= =========

  Number of cash advances written at pawn
   locations (not in thousands):
    By the Company                                   50,268    43,140
    By third-party lenders (b) (d)                   98,126   107,987
                                                   --------- ---------
  Aggregate number of cash advances written at
   pawn locations (b) (f)                           148,394   151,127
                                                   ========= =========

  Cash advance customer balances due at pawn
   locations (gross):
    Owned by Company (c)                             $6,439    $5,709
    Owned by third-party lenders (b)                  7,800     8,015
                                                   --------- ---------
  Aggregate cash advance customer balances due
   (gross) at pawn locations (b) (f)                $14,239   $13,724
                                                   ========= =========




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
               FINANCIAL AND OPERATING DATA (Continued)
               ($ in thousands unless otherwise noted)

                                                   Three Months Ended
                                                       March 31,
                                                  --------------------
                                                    2007       2006
                                                  ---------- ---------

CASH ADVANCE OPERATIONS (e):
  Amount of cash advances written:
   Funded by the Company                           $286,250  $121,581
   Funded by third-party lenders (b) (d)             97,103    33,336
                                                  ---------- ---------
  Aggregate amount of cash advances written (b)
   (f)                                             $383,353  $154,917
                                                  ========== =========

  Number of cash advances written (not in
   thousands):
   By the Company                                   758,266   344,498
   By third-party lenders (b) (d)                   178,100    67,505
                                                  ---------- ---------
  Aggregate number of cash advances written (b)
   (f)                                              936,366   412,003
                                                  ========== =========

  Cash advance customer balances due (gross):
   Owned by Company (c)                             $84,086   $27,571
   Owned by third-party lenders (b)                  17,222     6,584
                                                  ---------- ---------
  Aggregate cash advance customer balances due
   (gross) (b) (f)                                 $101,308   $34,155
                                                  ========== =========

  Cash advance locations in operation (excluding
   online lending) -
    Beginning of period                                 295       286
     Start-ups                                            2         3
     Combined or closed                                  (1)       (3)
                                                  ---------- ---------
    End of period                                       296       286
                                                  ========== =========
    Average number of cash advance locations in
     operation                                          295       286
                                                  ========== =========

  Number of states with online lending at end of
   period                                                30         -

CONSOLIDATED CASH ADVANCE PRODUCT SUMMARY (a) (b)
 (e):
  Amount of cash advances written:
    Funded by the Company                          $301,736  $135,890
    Funded by third-party lenders (b) (d)           142,088    78,040
                                                  ---------- ---------
  Aggregate amount of cash advances written (b)
   (f)                                             $443,824  $213,930
                                                  ========== =========

  Number of cash advances written (not in
   thousands):
    By the Company                                  808,534   387,638
    By third-party lenders (b) (d)                  276,226   175,492
                                                  ---------- ---------
  Aggregate number of cash advances written (b)
   (f)                                            1,084,760   563,130
                                                  ========== =========

  Average amount per cash advance written (not in
   thousands):
    Funded by the Company                              $373      $351
    Funded by third-party lenders (b) (d)               514       445
                                                  ---------- ---------
  Aggregate average amount per cash advance (b)
   (f)                                                 $409      $380
                                                  ========== =========

  Cash advance customer balances due (gross):
    Owned by Company (c)                            $90,525   $33,280
    Owned by third-party lenders (b)                 25,022    14,599
                                                  ---------- ---------
  Aggregate cash advance customer balances due
   (gross) (b) (f)                                 $115,547   $47,879
                                                  ========== =========

  Total locations offering cash advances at end
   of period (excluding online lending)                 722       717
  Average total locations offering cash advances
   (excluding online lending)                           720       719
  Number of states with online lending at end of
   period                                                30         -




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
               FINANCIAL AND OPERATING DATA (Continued)
               ($ in thousands unless otherwise noted)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------

CHECK CASHING OPERATIONS (Mr. Payroll):
  Centers in operation at end of period:
    Company-owned locations                               5         5
    Franchised locations                                135       135
                                                   --------- ---------
  Combined centers in operation at end of period        140       140
                                                   ========= =========

  Revenue from Company-owned locations                 $161      $182
  Revenue from franchise royalties and other            979       969
                                                   --------- ---------
    Total revenue (c)                                $1,140    $1,151
                                                   ========= =========

  Face amount of checks cashed:
    Company-owned locations                          $9,610   $10,493
    Franchised locations (b)                        367,221   365,686
                                                   --------- ---------
  Combined face amount of check cashed (b)         $376,831  $376,179
                                                   ========= =========

  Fees collected from customers:
    Company-owned locations                            $161      $182
    Franchised locations (b)                          5,446     5,490
                                                   --------- ---------
  Combined fees collected from customers (b)         $5,607    $5,672
                                                   ========= =========

  Fees as a percentage of check cashed:
    Company-owned locations                            1.7 %     1.7 %
    Franchised locations (b)                            1.5       1.5
                                                   --------- ---------
  Combined fees as a percentage of check cashed
   (b)                                                 1.5 %     1.5 %
                                                   ========= =========

  Average check cashed (not in thousands):
    Company-owned locations                            $428       439
    Franchised locations (b)                            494       477
                                                   --------- ---------
  Combined average check cashed (b)                    $492      $476
                                                   ========= =========

-------------------------------------------------

(a) Includes cash advance activities at the Company's pawn lending locations.
(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company's businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company's operations.
(c) Amounts recorded in the Company's consolidated financial statements.
(d) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders.
(e) Includes cash advance activities at the Company's cash advance locations and through the Company's internet distribution channel.
(f) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders.




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED CASH ADVANCES OUTSTANDING
                            (in thousands)

                                                         March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------

Funded by the Company (a)
  Active cash advances and fees receivable           $57,077  $24,677
  Cash advances and fees in collection                21,436    4,479
                                                     -------- --------

    Total funded by the Company (a)                   78,513   29,156
                                                     -------- --------

Funded by the third-party lenders (b) (c)
  Active cash advances and fees receivable            25,024   15,440
  Cash advances and fees in collection                12,010    3,283
                                                     -------- --------

    Total funded by third-party lenders (b) (c)       37,034   18,723
                                                     -------- --------

Combined gross portfolio (b) (d)                     115,547   47,879

  Less: Elimination of cash advances owned by third-
   party lenders                                      25,022   14,599
  Less: Discount on cash advances assigned by third-
   party lenders                                           -       35
                                                     -------- --------

Company-owned cash advances and fees receivable,
 gross                                                90,525   33,245
  Less: Allowance for losses                          23,141    3,541
                                                     -------- --------

Cash advances and fees receivable, net               $67,384  $29,704
                                                     ======== ========

Allowance for loss on Company-owned cash advances    $23,141   $3,541
Accrued losses on third-party lender owned cash
 advances                                              1,253      605
                                                     -------- --------
Combined allowance for losses and accrued third-
 party lender losses                                 $24,394   $4,146
                                                     ======== ========
Allowance for Company-owned cash advances

Balance at beginning of period                       $19,513   $6,309
  Cash advance loss provision                         32,648    4,706
  Charge-offs                                        (32,511) (11,045)
  Recoveries                                           3,491    3,571
                                                     -------- --------

Balance at end of period                             $23,141   $3,541
                                                     ======== ========

Accrual for third-party lender-owned cash advances

Balance at beginning of period                        $1,153     $874
  Increase (decrease) in loss provision                  100     (269)
                                                     -------- --------

Balance at end of period                              $1,253     $605
                                                     ======== ========

Combined statistics (b)
Combined cash advance loss provision                 $32,748   $4,437
Combined cash advance loss provision as a % of
 combined cash advances written                         7.4 %    2.1 %
Charge-offs (net of recoveries) as a % of combined
 cash advances written                                  6.5 %    3.5 %
Combined allowance for losses and accrued third-
 party lenders losses as a % of combined gross
 portfolio                                             21.1 %    8.7 %

---------------------------------------------------

(a) Cash advances written by the Company in its pawn and cash advance locations and through the Company's internet distribution channel.
(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company's businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company's operations.
(c) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company's pawn and cash advance locations and through the Company's internet distribution channel.
(d) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company's pawn and cash advance locations and through the Company's internet distribution channel.




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
             INCOME FROM OPERATIONS BY OPERATING SEGMENT
              THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                            (in thousands)

                                 Pawn     Cash     Check
                               Lending   Advance  Cashing Consolidated
                              --------- --------- ------- ------------

Three Months Ended
March 31, 2007:
-----------------------------

Revenue
  Finance and service charges  $38,431       $ -     $ -      $38,431
  Proceeds from disposition
   of merchandise              100,168         -       -      100,168
  Cash advance fees             10,120    68,396       -       78,516
  Check cashing fees,
   royalties and other             929     3,683   1,140        5,752
                              --------- --------- ------- ------------

Total revenue                  149,648    72,079   1,140      222,867

Cost of revenue - disposed
 merchandise                    61,925         -       -       61,925
                              --------- --------- ------- ------------

Net revenue                     87,723    72,079   1,140      160,942
                              --------- --------- ------- ------------

Expenses
  Operations                    47,116    24,944     307       72,367
  Cash advance loss provision    2,844    29,904       -       32,748
  Administration                 9,321     4,697     277       14,295
  Depreciation and
   amortization                  5,007     2,426     101        7,534
                              --------- --------- ------- ------------

Total expenses                  64,288    61,971     685      126,944
                              --------- --------- ------- ------------

Income (loss) from operations  $23,435   $10,108    $455      $33,998
                              ========= ========= ======= ============

As of March 31, 2007:
-----------------------------

Total assets                  $526,088  $214,648  $7,150     $747,886
                              ========= ========= ======= ============
Goodwill                      $142,052   $91,474  $5,310     $238,836
                              ========= ========= ======= ============

Three Months Ended
March 31, 2006:
-----------------------------

Revenue
  Finance and service charges  $35,055       $ -     $ -      $35,055
  Proceeds from disposition
   of merchandise               87,124         -       -       87,124
  Cash advance fees              9,648    25,791       -       35,439
  Check cashing fees,
   royalties and other             687     3,499   1,151        5,337
                              --------- --------- ------- ------------

Total revenue                  132,514    29,290   1,151      162,955

Cost of revenue - disposed
 merchandise                    52,742         -       -       52,742
                              --------- --------- ------- ------------

Net revenue                     79,772    29,290   1,151      110,213
                              --------- --------- ------- ------------

Expenses
  Operations                    44,217    14,722     334       59,273
  Cash advance loss provision    1,883     2,554       -        4,437
  Administration                 8,470     5,068     313       13,851
  Depreciation and
   amortization                  4,342     1,930      81        6,353
                              --------- --------- ------- ------------

Total expenses                  58,912    24,274     728       83,914
                              --------- --------- ------- ------------

Income from operations         $20,860    $5,016    $423      $26,299
                              ========= ========= ======= ============

As of March 31, 2006:
-----------------------------

Total assets                  $453,214  $105,264  $7,090     $565,568
                              ========= ========= ======= ============
Goodwill                      $125,668   $44,618  $5,310     $175,596
                              ========= ========= ======= ============

    CONTACT: Cash America International, Inc.
             Thomas A. Bessant, Jr., 817-335-1100